Exhibit 3.1

REGSTRATlONNO. 198800466G TH E COMPANIES ACT (CAP. 50) PRIVATE COMPANY LIMITED BY SHARES MEMORANDUM AND ARTICLES OF ASSOCIATION OF SMJ FURNISHINGS (S) PTE. LTD. INCORPORATED ON THE 12’ H DAY OF FEBRUARY, 1988 (Adopted of new Memorandum and Articles of Association by special resolution passed on 24 March 2014)

, No. of Company i FORM 9 THE COMP ANIES ACT, CAP. Section J9(4). SO CERT I FICATE OF INCORPORATION OF PRIVATE COMPANY This is to certify that so J FUhNI SHINHS I S F'T E L”TD * is incorporated under time Companies Act, Cap. {@ † r, on t¿ y gg and that the company is a private company limited by shares. Given under my hand and seal on i zo*x ua DY ƒ Registrar of Companies & Businesses Republic of Singapore.

THE COMPANIES ACT, CHAPTER 50 PRIVATE COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF SMJ FURNISHINGS (S) PTE LTD 1. The name ot the Company is SMJ FURNISHINGS (S) PTE LTD. Name 2. The registered office of the Company will be situated in the Republic of Singapore. Office 3. The liability of the members is limited. Liability of members 1

UE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance o€ this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names : - NANES , ADDRESSES. AND DES CRI P2'IONS O F SUBS CR IBERS HO SIEW YEE - Apt. Blk 5000B Laguna Park #12 - 07 Marine Parade Road Singapore 1544 Businessman LUI OI KHENG Apt. Blk SOOOB Laguna Park #12 - 07 Marine Parade Road Singapore 1544 Director _. TOTAL NUMBER OF SHARES TAKEN Dated this day of Witness to the above signatures: - Number of shares taken by each Subscriber . ONE ONE TWO 1988. SHARMINI CHITRAN Advocate & Solicitor, c/o Allen & Gledhill, Advocates & Solicitors, 36 Robinson Road, #18 - 01 City House, Singapore 0106

THE COMPANIES ACT, CHAPTER 50 PRIVAT E COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF SMJ FURNISHINGS (S) PTE LTD PRELIMINARY 3 1. The regulations in Table ”A" in the Fourth Schedule to the Companies Act, Chapter 50 , shall not apply to the Company, but the following shall subject to repeal, addition and alteration as provided by the Act or these Articles be the regulations of the Company . In these Articles, unless the subject or context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite to them respectively in the second column thereof : Words Meaninqs ”Act" The Companies Act, Chapter 50 , or any statutory modification, amendment or re - enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re - enacted or contained in any such subsequent Companies Act . "Articles" “Auditors” “Board” "Company" ”Directors" “Director” “Dividend” “General Meeting” These Articles of Association or other regulations of the Company for the time being in force . The Auditors appointed under these Articles . The board of Directors for the time being of the Company. The abovenamed company by whatever name from time to time called. The Directors for the time being of the Company or such number of them as have authority to act for the Company . Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an alternate Director . Includes bonus. A meeting of the members of the Company Table "A" not lo apply. Interpretation.

"Member" 4 "Month" "Office" "Paid up" "Register" "Seal" "Secretary" "Singapore" "Writing" and "W ritten" "Year" Calendar year. Words denoting the singular number only shall include the plural number and vice versa. Words importing the masculine gender only shall include the feminine gender. Words importing persons shall include corporations. Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Chapter 1, shall, if not inconsistent with the subject or context, bear the same meaning in these Articles. A member of the Company. Calendar month. The registered office for the time being of the Company. Includes credited as paid up. The Register of Members. The Common Seal of the Company or in appropriate cases the official seal or duplicate Common Seal . The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily . The Republic of Singapore. The lawful currency of Singapore. Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form . The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles. *w' BUSINESS 3. Subject to the provisions of the Act, any branch or kind of business which by the Memorandum of Association of the Company or these Articles is expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business . PRIVATE COMPANY 4. The Company is a private company, and accordingly: (a) the number of Members of the Company (not including persons who are in the employment of the Company or of its subsidiary and persons who having been formerly in the employment of the Company or of its subsidiary were while in Any branch of business either expressly or by implication authorised may be undertaken by the Directors. Limited number of members and restrictions on the transfer of shares.

the employment and have continued after the determination of that employment to be Members of the Company) shall be limited to fifty . Provided that for the purposes of this provision where two or more persons hold one or more shares in the Company jointly they shall be treated as a single Member ; and (b) the right to transfer the shares of the Company shall be restricted in the manner as hereinafter appearing. Except as is otherwise expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company . 6. Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these Articles, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and (subject to the provisions of the Act) and at such time as the Company in General Meeting may approve . 7. The rights attached to shares issued upon special conditions shall be clearly defined in the Memorandum of Association or these Articles . Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and these Articles, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights, or such restrictions, whether with regard to dividend, voting, return of capital or otherwise as the Directors determine . 8. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may subject to the provisions of the Act and these Articles, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply . To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply, provided always that : (a) the necessary quorum shall be two persons at least holding or representing by proxy or by attorney one - third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll, but where the necessary majority for such a Special Resolution is not obtained at the meeting, consent in writing if obtained from the holders of three - fourths of the issued shares of the class concerned within two months of the meeting shall be as valid and effectual as a Special Resolution carried at the meeting ; and (b) where all the issued shares of the class are held by one person, the necessary quorum shall be one person and such holder of the shares of the class present in person or by proxy or by attorney may demand a poll . Prohibition against dealing in its own shares. Issue of shares. Special rights. Variation of rights.

12. 9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith . 10. The Company may on any issue of shares pay such commission and brokerage as may be lawful. 11. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provision of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act, pay interest on so much of that share capital as is for the time being paid up for the period and may charge the same to capital as part of the cost of the construction or provision . Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder . 13. If two or more persons are registered as join t holders of any share any one of such persons may give effectual receipts for any dividends payabl e in respect of such share and the join t holders of a shar e shall, subject to the provisions of the Act, be severally as well as jointly liabl e for the payment of all instalments and calls due in respect of such shares . Such join t holders shall be deemed to be one Member and the delivery of a certificat e for a share to one of several joint holders shall be sufficient delivery to all such holders . 14. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share . 15. If by the conditions of allotment of any share, the whole or part of the amount of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the shares or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same . 16. The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second director or some other person appointed by the Directors, or the sole Director if the Company has only one Director, and shall specify the number and class of shares to which it relates and the amounts paid thereon . The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Auditors of the Company . 17. Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month Creation or issue of further shares with special rights. Power to pay commission and brokerage. Power to charge interest on capital. Exclusion of equities. Joint holders. Fractional part of a share. Payment of instalments. Share certificates. Entitlement to certificates.

after lodgement of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred . Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $ 2 / - for each new certificate as the Directors may determine . 18. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof . For every certificate so issued there shall be paid to the Company, the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $ 10 / - as the Directors may determine . Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $ 10 / - as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document . TRANSFER OF SHARES 19. (1) Subject to the restrictions of these Articles, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve . The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder ol the share until the name of the transferee is entered in the Register in respect thereof . Shares of different classes shall not be comprised in the same instrument of transfer . (2) All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same . (3) No share shall in any circumstances be transferred to any infant, bankrupt or person of unsound mind . Unless unanimously agreed upon by all the Members in writing, no Member shall create or have outstanding any pledge, lien, charge or other encumbrance or security interests over any share or shares or any interest therein held by such Member . (4) 20. (1) The instrument of transfer must be left for registration at the Office or at such other place (if any) as the Directors may appoint together with such fees as the Directors may from time to time require accompanied by the certificates of the New certificates may be issued. Form ot Transfer. Retention of Transfers. Infant, bankrupt or unsound mind. No encumbrances. Registration of transfer.

shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument is executed by some other person on his behalf, the authority of the person to do so . (2) The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share . 21. The Company shall provide a book to be called "Register of Transfers", which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer or transmission of shares . 22. The Register shall be closed at such times and for such periods as the Directors may from time to time determine, not exceeding in the whole thirty days in any Year . TRANSMISSION OF SHARES 23. In the case of death of a Member , the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sol e or only surviving ho|der, shall be the only persons recognised by the Company as having any title to his interest in the shares, bu t nothin g herein contained shall release the estate of a deceased Member (whether sole or joint) from any liability in respec t of any share held by him . 24. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member shall upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such his desire, or transfer such share to some other person . If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects . If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of the share . All the limitation, restrictions and provision of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Nlember had not occurred and the notice or transfer were a transfer executed by such Member . 25. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a Member in respect of the share . 26. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding $ 10 / - as the Directors may from time to time require or prescribe . CALLS ON SHARES 27. The Directors may from time to time make such calls as they think fit Directors' power to decline register. Register of Transfers. Closure of Register. Transmission on death. Persons becoming entitled on death or bankruptcy of Member may be registered. Rights of unregistered executors and trustees. Fee for registration of probate, etc. Calls on shares.

upon the Members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares . A call may be revoked or postponed as the Directors may determine . 9 28. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments . 29. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest, wholly or in part . 30. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non - payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified . The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments . The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which they are made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten per cent per annum as the Member paying such sum and the Directors agree upon . 31. 32. FORFEITURE AND LIEN 33. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued . 34. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall also state that in the event of non - payment in accordance therewith the shares on which the call was made will be liable to be forfeited . 35. If the requirements of any notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect . Such forfeiture shall include all dividends declared in Time when made. Interest on calls. Sum due on allotment. Power to differentiate. Payment in advance of calls. Notice requiring payment of calls. Notice to state time and place. Forfeiture on non - compliance with notice.

respect of the forfeited share and not actually paid before the forfeiture . The Directors may accept a surrender of any share liable to be forfeited hereunder . 10 36. A share so forfeited or surrendered shall become the property of the Company and may be sold, re - allotted or otherwise disposed of either to the person who was before the forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re - allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit . To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid . 37. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at the rate of ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares and the Directors may waive payment of such interest either wholly or in part . 38. The Company shall have a first and paramount lien and charge on every share (not being a fully paid up share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and to all dividends from time to time declared in respect of the shares . The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article . 39. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exits is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy . To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof . 40. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale . 41. A statutory declaration in writing that the declarant is a Director of the Company and that a shar e has been duly forfeite d or surrendered or sold to satisfy a lien of the Company on a date state d in the declaration shall be conclusive evidence of the facts therei n stated as against all persons claiming to be entitle d to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the shar e on the sale, re - allotment or disposal thereof Sale of shares forfeited. Rights and liabilities of Members whose shares have been forfeited or surrendered. Company's lien. Sales of shares subject to lien. Application of proceeds of surh sales. Title to shares forfeited or surrendered or sold to satisfy a lien.

together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same is required) constitute a good title to the share and the person to whom the share is sold, re - allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re - allotment or disposal of the share . ALTERATION OF CAPITAL 11 42. The Company in General Meeting may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued have been fully called or paid up or not, increase its capital by the creation of new shares of such amount as may be deemed expedient . Subject to any special rights for the time being attached to any existing class of shares, new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such new shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise . 43 Unless otherwise determined by the Company in General Meeting, any original shares for the time being unissued and any new shares from time to time created shall before issue be offered in the first instance to all the then holders of any class of shares in proportion as nearly as may be to the amount of capital held by them . In offering such share in the first instance to all the then holders of any class of shares, the offer shall be made by notice specifying the number of shares offered and limiting the time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company and the Directors may dispose of or not issue any such shares which by reason of the proportion borne out by them to the number of holders entitled to any such offer or by reason of any other difficulty in apportioning the same cannot, in the opinion of the Directors, be conveniently offered under this Article . 44. Except so far as otherwise provided by the conditions of issue or by these Articles, all new shares shall be subject to the provisions of these Articles with reference to allotments, the payment of calls, lien, transfer, transmission, forfeiture and otherwise . 45. The Company may by Ordinary Resolution: (a) consolidate and divide all or any of its share capital; (b) cancel the number of shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and diminish its share capital by the number of the shares so cancelled ; (c) subdivide its shares or any of them (subject nevertheless to the provisions of the Act) provided always that in such sub - division the proportion between the amount paid and the Rights and privileges of new shares. Issue of new shares to Members. New shares otherwise subject to provisions of Articles. Power to consolidate, cancel and subdivide shares.

amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived ; and 12 (d) subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares. 46. The Company may reduce its share capital in any way and manner permitted by the Act, and, in respect thereof, shall be entitled to exercise all of the powers conferred upon the Company by the Act . CONVERSION OF SHARES INTO STOCK 47. The Company may by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares of any denomination . 48. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances will admit . 49. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose ; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage ; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted . 50. All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words "share" and "shareholder" or similar expressions herein shall include "stock" or "stockholder" . GENERAL MEETING S 51. (1) Subject to the provisions of the Act, the Company shall in each calendar year hold a general meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next . Provided that so long as the Company holds its first Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year . (2) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings. The time and place of any General Meeting shall be determined by the Directors. (3) 52. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and an Extraordinary General Meeting shall also be convened on such requisition or, in default, may be convened by such requisitionists as provided by Section 176 of the Act . If at any time there are not sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary Power to reduce capital. Power to convert into stock. Transfer of stock. Rights of stock - holders. interpretation. Annual General Meeting. Extraordinary General Meetings. Time and place. Calling Extraordinary General Meetings.

General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. NOTICE OF GENERAL MEETINGS 13 53. Subject to the provisions of the Act as to Special Resolutions and special notice, at least fourteen days' notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company . Provided that General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed : (a) in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and (b) in the case of an Extraordinary General meeting by that number or majority in number of the Members having a right to attend and vote thereat as is required by the Act . Provided also that the accidental omission to give notice to, or the non - receipt by, any person entitled thereto shall not invalidate the proceedings at any General Meeting . 54. (1) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company . (2) In the case of an Annual General Meeting, the notice shall also specify the meeting as such. (3) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business ; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect . 55. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say: (a) sanctioning dividends; (b) reading, considering and adopting the balance sheet, the reports of the Directors and Auditors, and other accounts and documents required to be annexed to the balance sheet ; (c) electing directors in the place of those retiring; (d) appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed ; and (e) fixing the remuneration of the Directors proposed to be paid under Article 82. Notice of meetings. Contents of nolice. Routine business.

PROCEEDINGS AT GENERAL MEETINGS 14 56. No business shall be transacted at any General Meeting unless a quorum is present . Save as herein otherwise provided, two Members (including a person attending by a proxy or by attorney or as representing a corporation which is a Member) present in person shall form a quorum, but in the event of the Company having only one Member , where such Member is a corporatio n beneficially entitled to the whole of the issued capital of the Company, one person representin g such corporation shall be a quorum and shall be deemed to constitute a meetin g and, if applicable, the provisions of Section 179 of the Act shall apply, and in any other case, a resolution of the Company may be passed in suc h manner as may be provided by the Act . 57. If within half an hour from the time appointed for the Meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved ; in any other case it shall stand adjourned to the same day in the week next, at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the meeting shall be dissolved . No notice of any such adjournment as aforesaid shall be required to be given to the Members . 58. (1) Subject to the Act, an action that may be taken by the Members may also be taken by a resolution passed by written means in accordance with the provisions of the Act . A resolution in writing signed by every Member of the Company entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as a resolution of the Company passed at a general meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members . (2) Any reference in these Articles to : (a) the passing or making of a resolution; or (b) the doing of anything, at a General Meeting, includes a reference to the passing of the resolution or the passing of a resolution authorising the doing of that thing by written means in accordance with the provisions of the Act . 59. The Chairman of the Board shall preside as Chairman at every General Meeting . If there be no such Chairman, or if at any meeting he be not present within fifteen minutes after the time appointed for holding the meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman . 60. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directe d by the meeting), adjourn the meeting from tim e to time and from place to place, bu t no business shall be transacted at any adjourne d meeting except business which might have lawfully have been transacted at the meetin g from which the adjournment took place . When a meeting is adjourned for thirty days or more, notice of the adjourned meeting Quorum. Adjournment if quorum not present. Resolution by written means. Chairman. Adjournment.

shall be given as in the case of an original meeting . Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting . 15 61. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded : (a) by the Chairman (being a person entitled to vote thereat); or (b) by not less than 5 Members present in person or by proxy or by attorney or in the case of a corporation by a representative and entitled to vote thereat ; or (c) by any Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than one - tenth of the total voting rights ol all the Members having the right to vote at the meeting ; or (d) by a Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative, holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one - tenth of the total sum paid up on all the shares conferring that right ; Provided always that no poll shall be demanded on the election of a Chairman or on a question of adjournment . Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution . A demand for a poll may be withdrawn . 62. If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded . The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll . 63. If any vote shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude . 64. In case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote . 65. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the Chairman may direct . No notice need be given of a poll not taken immediately . Melhod of voting. Taking a poll. Votes counted in error. Chairman's casting vote. Time for taking poll.

66. 16 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business, other than the question on which the poll has been demanded . VOTES OF MEMBERS 67. Subject to these Articles any specia l righ t or restriction as to voting attached to any class of shares hereinafter issue d on a show of hands every Member who is present in perso n or by proxy or attorney or in the case of a corporatio n by a representative shall have one vote and on a poll every such Member shall have one vote for every share of which he is the holder . 68. Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof . Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof . 69. A Member of unsound mind or whos e person or estat e is liable to be dealt with in any way under the law relatin g to menta l disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other perso n as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that suc h evidence as the Directors may require of the authority of the perso n claimin g to vote shall have been deposited at the Office not less than forty - eight hours befor e the time appointed for holding the meeting . 70. Subject to the provisions of these Articles, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid . 71. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes . Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive . 72. On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast atl the votes he uses in the same way . 73. The instrument appointing a proxy shall be in writing and: - (a) in the case of an individual shall be signed by the appointor or by his attorney; and (b) in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation . The Directors may, but shall not be bound to, require evidence of the Continuance of business after demand for a poll. Voting rights of Members. Voting rights of joint holders. Voting rights of Members of unsound mind. Right to vote. Objections. Votes on a poll. Appointment of proxies.

authority of any such attorney or officer. 17 74. A proxy need not be a Member of the Company. 75. An instrument appointing a proxy or the power of attorney or other authority, il any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the meeting not less than forty - eight hours before the time appointed for the holding of the meeting or adjourned meeting (or in the case of a poll before the time appointed for the taking of the poll) to which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine . 76. An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll or any other form which the Director(s) shall approve : SMJ FURNISHINGS (Sj PTE LTD “of “a Member/Members of the abovenamed Company “hereby appoint “of “or whom failing ”of "to vote for me/us on my/our behalf “at the (Annual, Extraordinary or Adjourned, “as the case may be) General meeting of ”the Company, to be held on the dray “of and at every adjournment “thereof. “Dated this day of An instrument appointing a proxy shall, unless the contrary is stated thereon be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed . 77. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or transfer of the share in respect of which the proxy was given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the meeting or adjourned meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used . 78. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company . Proxy need not be a Member. Deposit of proxies. Form of proxies. Intervening death or insanity of principal not to revoke proxy. Corporations acting by representatives.

DIRECTORS 18 79. Subject to the other provisions of Section 145 of the Act, the number of Directors, all of whom shall be natural persons, shall not be less than one and, unless otherwise determined by Ordinary Resolution, shall not be subject to a maximum . 80. At the first annual general meeting of the company all the directors shall retire from office, and at the annual general meeting in every subsequent year one - third of the directors for the time being, or, if their number is not 3 or a multiple of 3 , then the number nearest one - third, shall retire from office . A retiring director shall be eligible for re - election . 81. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings . 82. Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event, any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office . 83. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors . 84. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine . 85. (1) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine . Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established . (2) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in contracts and proposed contracts with the Number of Directors. Appointment. Qualification. Remuneration of Directors. Travelling expenses. Extra - remuneration. Power of Directors to hold office of profit and to contract with Company. Directors to observe Section 156 of the Act.

Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director . Subject to such disclosure, a Director shall be entitled to vote in respect of any contract or arrangement in which he is intereste d and he shall be taken into account in ascertaining whether a quorum is present . 19 86. (1) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company . (2) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the director of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company . MANAGING DIRECTORS 87. The Directors may trom time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places . 88. A Managing Director shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director . 89. Subject to Section 169 of the Act, the remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes . 90. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all of any of such powers . VACATION OF OFFICE OF DIRECTORS 91. The office of a Director shall be vacated in any one of the following events, namely: - Holding of office in other companies. Directors may exercise voting power conferred by Company's shares in another company. Appointment of Managing Directors. Resignation and removal of Managing Director. Remuneration of Managing Director. Powers of Managing Director. Vacation of office of Directors.

(a) 20 if he becomes prohibited from being a Director by reason of any provision of or order made under the Act; or (b) if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles; or (c) subject to Section 145 of the Act, ‹f he resigns by writing under his hand left at the Company; or (d) if he has a receiving order made against him or suspends payments or compounds with his creditors generally or becomes bankrupt ; or (e) if he is found lunatic or becomes of unsound mind; or (f) if he is absent from meetings of the Directors for a continuous period of six months without leave from the Directors and his alternate Director (if any) shall not during such period have attended in his stead and the Directors resolve that his office be vacated ; or (g) if he is directly or indirectly interested in any contract or proposed contract with the Company and fails to declare the nature of his interest in the manner required by the Act and the Directors resolve that his office be vacated ; or (h) if he is removed from office in accordance with these Articles. 92. The Company may by Ordinary Resolution remove any Director, notwithstanding anything in these Articles or in any agreement between the Company and such Director . 93. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles . ALTERNATE DIRECT ORS 94. (1) Any Director may at any time by writing under his hand and deposited at the Office or by telefax, telex or cable sent to the Secretary appoint any person to be his alternate Director and may in like manner at any time terminate such appointment . Any appointment or removal by telefax, telex or cable shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile . (2) A Director or any other person may act as an alternate Director to represent more than one Director and such alternate Director shall be entitled at Directors' meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director . (3) The appointment of an alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director . (4) An alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Removal of Directors. Appointment of Directors. Appointment of alternate Directors.

Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an alternate Director) . 21 (5) An alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote provided that he shall not constitute a quorum under Article 98 if he is the only person present al the meeting notwithstanding that he may be an alternate to more than one Director . (6) An alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company . (7) An alternate Director shall not be required to hold any share qualification. PROCEEDINGS OF DIRECTORS 95. The Directors may meet together for the despatch of business, adjourn, or otherwise regulate their meetings as they think fit . Subject to the provisions of these Articles, questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes, the Chairman of the meeting shall have a second or casting vote . 96. Any Director or his alternate may participate at a meeting of the Directors by conference telephone or by means of a similar communication equipment whereby all persons participating in the meeting are able at all times to communicate with and to hear each other in which event such Director or his alternate shall be deemed to be present at the meeting . A Director or his alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting . Such a meeting shall be deemed to take place where the person taking the minutes of the meeting is present . 97. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors . Notice of each meeting of Directors shall be given to all Directors . 98. The quorum necessary for the transaction of the business of the Director may be fixed by the Director and unless so fixed at any other number shall be two . A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretion for the time being exercisable by the Director . 99. The continuing Directors may act notwithstanding any vacancy . If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors . Meetings of Directors. Participation in a meeting by conference telephone, Convening meetings of Directors. Quorum. Proceedings in case of vacancies.

100. 22 The Directors may from time to time elect a Chairman and, if desired, a Deputy Chairman, and determine the period for which he is or they are to hold office . The Deputy Chairman will perform the duties of the Chairman during the Chairman's absence for any reason . The Chairman, and in his absence the Deputy Chairman, shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within live minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting . 101. A resolution in writing signed by a majority of the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several document in the like form each signed by one or more Directors . The expressions "in writing" and "signed" include approval by email, telex, telefax, cable or telegram by any such Director . 102. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit . Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors . 103. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article . 104. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in 9 od faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote . 105. If the Company shall have only one Director, the provisions of these Articles in respect of meetings of the Directors shall not apply but such sole Director may exercise all of the powers conferred and do all of the acts authorised by Article 106 , subject to the conditions and provisos set out thereunder, and, notwithstanding anything else in these Articles, shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors . Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes . GENERAL POWERS OF THE DIRECTORS 106. The management of the business of the Company shall be vested in the Directors who (in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them) may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in General Meeting but subject nevertheless to the provisions of the Act and of these Articles and to any regulation from time to time Chairman of Directors. Resolutions in writing. Power to appoint committees. Proceedings at committee meetings. Validity of acts of Directors in spite of rome formal defect. Sole Director. General powers of Directors to manage the Company's business.

made by the Company in General Meeting provided that no regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made and in particular and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company by its Memorandum of Association or permitted by law together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company's undertaking or property unless those proposals have been approved by the Company in General Meeting . 107. The Directors may from time to time by power of attorney appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney can contain such provisions for the protection of and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to sub - delegate all or any of the powers, authorities and discretions vested in him . 08. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the Directors shall from time to time by resolution determine . BORROWING POWERS 109. The Director may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit . SECRETARY 110. The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company . The appointment and duties of the Secretary or Secretaries shall not conflict with the provision of the Act and in particular Section 171 thereof . SEAL 111. (1) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and countersigned by the Secretary or a second Director or Power to appoint attorneys. Signature of cheques and bills. Directors' borrowing powers. Secretary. Seal.

some other person appointed by the Directors for the purpose . Where the Company has only one Director, the instrument to which the Seal is affixed shall be signed solely by the sole Director . 24 (2) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors . (3) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words "Share Seal” . AUTHENTICATION OF DOCUMENTS 112. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution ol the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts ; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid . 113. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a tru e and accurate record of a duly constituted meeting of the Directors . DIVIDENDS AND RESERVES 114. The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors . 115. Subject to the rights of holders of shares with special rights as to dividend (if any), all dividends shall be declared and paid according to the amounts paid on the shares in respect of whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share . All dividends shall be apportioned and paid pro - rat a according to the amount paid on the shares during any portion or portions of the period in respec t of which the dividend be paid , bu t if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly . 116. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any express class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half - yearly or other dates (if any) prescribed for the payment thereof by terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares Official Seal. Share Seal. Power to authenticate documents. Certified copies of resolution of the Directors. Payment of dividends. Apportionment of dividends. Payment of preference and interim dividends.

interim dividends thereon on such amounts and on such dates as they may think fit. 25 117. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company. 118. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a shar e all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith . The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists . 120. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same . 121. The payment by the Directors of any vnclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof . All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture . 122. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways ; and the Directors shall give effect to such resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Member upon the footing ot the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors . 123. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct . Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be good discharge to the Company . Every such cheque or warrant shall be sent to the risk of the person entitled to the money represented thereby . Dividends not to bear interest. Deduction for debts due to the Company. Retention of dividends on shares subject to lien. Retention of dividends on shares pending transmission. Unclaimed dividends. Payment of dividend in specie. Dividends payable by cheque.

124. 26 A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer. RESERVES 125. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt of liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested . The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided . The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide . CAPITALISATION OF PROFITS AND RESERVES 126. Th e Company may, upon the recommendation of the Directors , by Ordinary Resolution resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company's reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that suc h sum be no t required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the sam e been applied or been applicable in paying dividends and to apply suc h sum on their behalf either in or towards paying up the amounts (if any) for the tim e being unpaid on any shares held by such Members respectively, or in paying up in ful l unissue d shares or debentures of the Company to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other . 127. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members . Effect of transfer. Power to carry profit to reserve. Power to capitalise profits. Implementation of resolution to capitalise profits.

MINUTES AND BOOKS 27 128. The Directors shall cause minutes to be made in books to be provided for the purpose. - (a) of all appointments of officers made by the Directors; (b) of the names of the Directors present at each meeting of the Directors and of any committee of Directors; and (c) of all resolutions and proceedings at all meetings of the Company and of any class of Members, of the Directors and of committees of Directors . Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting and shall be conclusive evidence without further proof of the facts therein stated . 129. The Directors shall duly comply with the provisions of the Act and in particular the provisions with regard to registration of charges created by or affecting property of the Company, with regard to keeping a Register of Directors, Managers, Secretaries and Auditors, the Register, a Register of Mortgages and Charges and a Register of Directors' Share and Debenture holdings and with regard to the production and furnishing of copies of such registers and of any Register of Holders of Debentures of the Company . 130. Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or be recording them in any other manner . In any case in which bound books are used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery . ACCOUNTS 131. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited . 132. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within The Republic of Singapore . No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company . 133. Subject to and in accordance with the provisions of the Act, the Directors shall cause to be prepared and laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary . 134. A copy of every balance sheet and profi t and loss account which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every repor t of the Auditors relating thereto and of the Directors' report shall not less than fourteen days befor e the date of the meeting be sent to every Member of, and every holder of Minutes. Keeping of registers, etc. Form of registers, etc. Directors to keep proper accounts. Location and inspection. Presentation of accounts. Copies of accounts.

debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or these Articles . Provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise, but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office . AUDITORS 28 135. Subject to the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act . Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act . 136. Subject to the provisions of the Act all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment . 137. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the meeting which concerns them as Auditors . NOTICES 138. (1) Any notice may be given by the Company to any Member in any of the following ways: - (a) by delivering the notice personally to him; or (b) by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid airmail ; or (c) by sending a cable or telex or telefax containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company . (2) Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication . 139. All notices and documents (including a share certificate) with respect to any share to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares . Appointment of Auditors. Validity of acts of Auditors in spite of formal defect. Auditors' right to receive notices of and attend General Meetings. Service of notice. Service of notices in respect of joint holders .

442. 29 140. Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles . 141. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share . Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company has notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder . (1) Any notice given in conformity with Article 141 shall be deemed to have been given at any of the following times as may be appropriate : - (a) when it is delivered personally to the Member, at the time when it is so delivered; or (b) when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the day following that on which the notice was put into the posi ; or (cj when the notice is sent by cable or telex or telefax on the day it is so sent. (2) In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for despatch . 143. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written . 144. When a given number of days' notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by these Articles or by the Act, be counted in such number of days or period . 145. (1) Notice of every General Meeting shall be given in the manner hereinbefore authorised to: (a) every Member; (b) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive Members shall be served at registered address. Service of notices after death etc . on a Member . When service effected. Signature on notice. Day of service not counted. Notice of General Meeting.

notice of the meeting; and 30 (c) the Auditor for the time being of the Company. No other person shall be entitled to receive notices of General Meetings. (2) 146. The provisions of Articles 138 , 142 , 143 and 144 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors . WINDING UP 147. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court), the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how much such division shall be carried out as between the Members or different classes of Members . The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability . INDEMNITY 148. Subject to the provisions of the Act, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and in particular and without prejudice to the generality of the foregoing, no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects, defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office in relation thereto unless the same happen through his own negligence, wilful default, breach of duty or breach of trust . SECRECY 149. No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law . Notice of meetings of Directors or any committee of Directors. Distribution of assets in specie. Indemnity in favour of officers of the Company. Secrecy.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS Dated this M da v of Witness to the above signatures' HO SIEW YEE Apt. Blk 5000B Laguna Park #12 - OT Marine Parâde Road Singapore 1544 Businessman LUI OI KNENG Apt. Blk 5000B Laguna Park #12 - 07 Warine Parade Road Singapore 1544 Director 1988. SHARNINI CHITRAN Advocate & Solicitor, c/o Allen & Gledhill, Advocates & Solicitors, 36 Robinson Road, # 18 - Or city House, Singapore . 0106 31